AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 2001

                                                        REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                           BENCHMARK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

                   TEXAS
    (State or other jurisdiction of                      74-2211011
     incorporation or organization)                  (I.R.S. Employer
                                                    Identification No.)
          3000 TECHNOLOGY DRIVE
              ANGLETON, TEXAS                              77515
(Address of principal executive offices)                 (Zip Code)


                           BENCHMARK ELECTRONICS, INC.
                             2000 STOCK AWARDS PLAN
                              (Full title of plan)


              CARY T. FU                                 COPIES TO:
       EXECUTIVE VICE PRESIDENT                       JOHN R. BRANTLEY
      BENCHMARK ELECTRONICS, INC.               BRACEWELL & PATTERSON, L.L.P.
         3000 TECHNOLOGY DRIVE                   SOUTH TOWER PENNZOIL PLACE
         ANGLETON, TEXAS 77515                711 LOUISIANA STREET, SUITE 2900
(Name and address of agent for service)           HOUSTON, TEXAS 77002-2781
                                                       (713) 221-1301
            (979) 849-6550                           FAX: (713) 221-2112
  (Telephone number, including
area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed      Proposed
      Title Of            Amount       Maximum       Maximum
     Securities            To Be       Offering     Aggregate      Amount Of
       To Be             Registered   Price Per      Offering     Registration
     Registered             (1)         Share       Price (2)         Fee
--------------------------------------------------------------------------------
 Common Stock, par       2,000,000    $34.04(2)    $59,336,489      $14,834
  value $0.10 per share    shares
================================================================================
(1) Pursuant to Rule 457(h)(1) this registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Benchmark Electronics, Inc. 2000 Stock Awards Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, as follows: (a) the registration fee for the 1,849,500 shares not presently subject to awards under the Plan was calculated by reference to the average of the high and low sale prices of the common stock on The New York Stock Exchange on January 22, 2001, which was $29.3125, for a total maximum offering price for such 1,849,500 shares of $54,213,469; and (b) the registration fee for the 150,500 shares presently subject to awards under the Plan was calculated by reference to the average price per share at which each award is exercisable, which is $34.04 for a total maximum offering price for such 150,500 shares of $5,123,020.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    Benchmark Electronics, Inc., a Texas corporation (the "Company"), hereby incorporates by reference into this registration statement (the "Registration Statement"):

    o Our Annual Report on Form 10-K for the year ended December 31, 1999 (excluding Exhibit 99.1, which has been superseded by our Current Report on Form 8-K filed June 2, 2000), as amended by Form 10-K/A filed on July 13, 2000;

    o   Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

    o   Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

    o Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, as amended by our Quarterly Report on Form 10-Q/A filed November 16, 2000;

    o   Our Current Report on Form 8-K filed February 8, 2000;

    o   Our Current Report on Form 8-K filed April 7, 2000;

    o   Our Current Report on Form 8-K filed June 2, 2000;

    o Our Current Report on Form 8-K filed July 13, 2000, as amended by our Current Report on Form 8-K/A filed July 31, 2000;

    o   Our Current Report on Form 8-K filed July 27, 2000;

    o   Our Current Report on Form 8-K filed October 26, 2000;

    o   Our Current Report on Form 8-K filed November 17, 2000;

    o   Our Current Report on Form 8-K filed November 30, 2000; and

    o Our description of our capital stock that is contained in our Registration Statement on Form 8-A/A filed on June 25, 1990 and December 11, 1998, as amended on December 22, 1998.


    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article 2.02-1.B of the Texas Business Corporation Act, as amended (the "TBCA"), grants to a corporation the power to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection therewith, only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed that (a) in the case of conduct in his official capacity as a director of the corporation, his conduct was in the corporation's best interests, and (b) in all other cases, his conduct was at least not opposed to the corporation's best interests; and
(3) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Article 2.02-1.C limits the allowable indemnification by providing that, except to the extent permitted by Article 2.02-1.E, a director may not be indemnified in respect of a proceeding in which the person was found liable (1) on the basis that he improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, or (2) to the corporation. Article 2.02-1.E provides that if a director is found liable to the corporation or is found liable on the basis that he received a personal benefit, the permissible indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Finally, Article 2.02-1.H provides that a corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in defense of the proceeding.

    With respect to the officers of a corporation, Article 2.02-1.O of the TBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify and advance expenses to directors under Article 2.02-1. Further, Article 2.02-1.O provides that an officer of a corporation shall be indemnified as, and to the same extent, provided by Article 2.02-1.H for a director.

    The Amended and Restated Bylaws of the Company make mandatory the indemnification of and advancement of expenses to its directors who become involved in indemnifiable legal proceedings, subject to their compliance with certain requirements imposed by Texas law.

    The Company has entered into Indemnity Agreements with its directors and officers pursuant to which the Company generally is obligated to indemnify its directors and officers to the full extent permitted by Texas law.

ITEM 7. EXEMPTION FROM REGISTRATION.

    Not Applicable.

ITEM 8. EXHIBITS.

    The following exhibits are filed with this Registration Statement:

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBIT
-------   ----------------------------------------------------------------------

  4.1 Restated Articles of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 33-46316.)

  4.2 Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3.2 to From 10-K for the year ended December 31, 1998, File No. 001-10560.)

  4.3 Amendment to the Restated Articles of Incorporation of the Company adopted by the shareholders of the Company on May 20, 1997. (Incorporated by reference to Exhibit 3.3 to Form 10-K for the year ended December 31, 1998, File No. 001-10560.)

  4.4 Specimen form of certificate evidencing the Common Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1, Registration No. 33-46316.)

  4.5 Rights Agreement dated December 11, 1998 between the Company and Harris Trust Savings Bank, as Rights Agent, together with the following exhibits thereto: Exhibit A -- Form of Statement of Resolution Establishing Series A Cumulative Junior Participating

          Preferred Stock of Benchmark Electronics, Inc.; Exhibit B -- Form of Right Certificate; and Exhibit C -- Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc. (incorporated by reference to Exhibit 1 to the Company's Form 8A12B filed December 11,
          1998).

  4.6 Summary of Rights to Purchase Preferred Stock of the Company (incorporated by reference to Exhibit 3 to the Company's Form 8A12B/A filed December 22, 1998).

  4.7 Indenture dated as of August 13, 1999 by and between the Company and Harris Trust Company of New York, as trustee (incorporated by reference from Exhibit 99.3 to Benchmark's Form 8-K dated August 24, 1999 and filed on September 8, 1999).

  4.8*    Benchmark Electronics, Inc. 2000 Stock Awards Plan ("2000 Plan").

  4.9*    Form of incentive stock option agreement for use under the 2000 Plan.

  5* Opinion of Bracewell & Patterson, L.L.P. as to the legality of the common stock being offered.

 23.1* Consent of Bracewell & Patterson, L.L.P. (included in its opinion filed as Exhibit 5)

 23.2*    Consent of KPMG LLP.

 24*      Powers of Attorney
----------------------
*   Filed herewith.

ITEM 9. UNDERTAKINGS.

       (A)  The undersigned Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (B) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (C) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on January 23, 2001.

                                          BENCHMARK ELECTRONICS, INC.


                                          By: /s/ DONALD E. NIGBOR
                                                  Donald E. Nigbor
                                                  President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                    TITLE                     DATE
            ---------                    -----                     ----

     /s/      *                 Chairman of the Board        January 23, 2001
         John C. Custer         of Directors

     /s/ DONALD E. NIGBOR       Director and President       January 23, 2001
         Donald E. Nigbor       (principal executive
                                officer)

     /s/        *               Director and Executive       January 23, 2001
         Steven A. Barton       Vice President


     /s/ CARY T. FU             Director and Executive       January 23, 2001
         Cary T. Fu             Vice President (principal
                                financial and accounting
                                officer)

     /s/       *                Director                     January 23, 2001
         Peter G. Dorflinger

     /s/        *               Director                     January 23, 2001
         Gerald W. Bodzy

     /s/       *                Director                     January 23, 2001
         David H. Arnold

*By: /s/ DONALD E. NIGBOR
         Donald E. Nigbor

         Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBIT
-------     --------------------------------------------------------------------
  4.1       Restated Articles of Incorporation of the Company. (Incorporated by
            reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 33-46316.)

  4.2 Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3.2 to From 10-K for the year ended December 31, 1998, File No. 001-10560.)

  4.3 Amendment to the Restated Articles of Incorporation of the Company adopted by the shareholders of the Company on May 20, 1997. (Incorporated by reference to Exhibit 3.3 to Form 10-K for the year ended December 31, 1998, File No. 001-10560.)

  4.4 Specimen form of certificate evidencing the Common Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1, Registration No. 33-46316.)

  4.5 Rights Agreement dated December 11, 1998 between the Company and Harris Trust Savings Bank, as Rights Agent, together with the following exhibits thereto: Exhibit A -- Form of Statement of Resolution Establishing Series A Cumulative Junior Participating Preferred Stock of Benchmark Electronics, Inc.; Exhibit B -- Form of Right Certificate; and Exhibit C -- Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc. (incorporated by reference to Exhibit 1 to the Company's Form 8A12B filed December 11, 1998).

  4.6 Summary of Rights to Purchase Preferred Stock of the Company (incorporated by reference to Exhibit 3 to the Company's Form 8A12B/A filed December 22, 1998).

  4.7 Indenture dated as of August 13, 1999 by and between the Company and Harris Trust Company of New York, as trustee (incorporated by reference from Exhibit 99.3 to Benchmark's Form 8-K dated August 24, 1999 and filed on September 8, 1999).

  4.8*      Benchmark Electronics, Inc. 2000 Stock Awards Plan ("2000 Plan").

  4.9*      Form of incentive stock option agreement for use under the 2000
            Plan.

  5* Opinion of Bracewell & Patterson, L.L.P. as to the legality of the common stock being offered.

 23.1* Consent of Bracewell & Patterson, L.L.P. (included in its opinion filed as Exhibit 5)

 23.2*      Consent of KPMG LLP.

 24*        Powers of Attorney
----------------------
*     Filed herewith.